EXHIBIT

                                                                             5.1

                                   OPINION OF

                              SCOTT RAPFOGEL, ESQ.


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The Tirex Corporation
    Office of Corporate Counsel
================================================================================

Frances Katz Levine, Esq.*                                        621 Clove Road
Scott Rapfogel, Esq.*                                    Staten Island, NY 10310

*Member, New York and                                   Telephone (718) 981-8485
  New Jersey Bars                                         Telefax (718) 447-1153

                                                   May 20, 1999

The Tirex Corporation
740 St. Maurice
Montreal, Quebec
Canada H3C 1L5

Ladies and Gentlemen:

      You have requested my opinion as counsel for The Tirex Corporation Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the public offering by the Company of up to four hundred fifty four thousand, five hundred forty five (454,545) shares of Common Stock of the Company (the "Shares"), $.001 par value, per share, issuable upon the exercise of options granted under the Consulting Agreement dated January 1, 1999 between David Sinclair and The Tirex Corporation (the "Consulting Agreement").

      I have examined the Company's Registration Statement on Form S-8 in the form to be filed with the Securities and Exchange Commission on or about May 21, 1999 (the "Registration Statement"), the Consulting Agreement, the Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware, the Bylaws and the minute books of the Company as a basis for the opinion hereafter expressed.

      Based on the foregoing examination, it is my opinion, and I so advise, that upon issuance and sale in the manner described in the Registrant Statement and the exhibits thereto, the Shares will be legally issued, fully paid and nonassessable.

      I consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                         Very truly yours,

                                                         /s/ Scott Rapfogel
                                                         ------------------
                                                             Scott Rapfogel


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